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                               Exhibit 99.1



                               AIRGATE PCS, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             October 16, 2001


  The undersigned stockholder(s) of AirGate PCS, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Thomas M. Dougherty, Alan B. Catherall and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 1:00 p.m., local time, at the Marriott Marquis, 265 Peachtree Center Avenue, N.E., Atlanta, Georgia 30303 on Tuesday, November 27, 2001, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposal, as described more fully in the accompanying proxy statement/prospectus, and any other matters coming before said meeting.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

1. Approval of the Agreement and Plan of Merger, dated as of August 28, 2001, by and between AirGate PCS, Inc., a Delaware corporation, and iPCS, Inc., a Delaware corporation, as it may be amended from time to time, and the contemplated transactions, including the issuance of up to 13.5 million shares of the Company's common stock to the holders of common stock and other securities of iPCS in the merger of a wholly owned subsidiary of the Company into iPCS.


       [_] FOR                    [_] AGAINST           [_] ABSTAIN

                  (Continued and to be signed on reverse side)

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                          (Continued from other side)

  This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.


IMPORTANT--PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

                                      -----------------------------------------
                                      Signature(s)

                                      Date: ___________________________________